AVIS BUDGET GROUP DELIVERS NINTH CONSECUTIVE YEAR OF REVENUE GROWTH

PARSIPPANY, N.J., February 20, 2019 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its fourth quarter and full year ended December 31, 2018.

•	Revenues grew 2% to $2.1 billion in the fourth quarter and 3% for the full year to $9.1 billion

•	Americas per-unit fleet costs were 7% lower for both the quarter and the year excluding exchange rate effects

•	Net income was $13 million ($0.16 diluted earnings per share) in the quarter and $165 million ($2.06 diluted earnings per share) for the year

•	Adjusted EBITDA was $142 million in the fourth quarter and $781 million in the full year

•	Adjusted diluted earnings per share increased 18% to $0.53 in the quarter and 28% to $3.65 for the year

•	Company provides 2019 guidance

“Our Company had a very successful 2018, expanding margin and reporting our ninth consecutive year of revenue growth,” said Larry De Shon, Avis Budget Group President and Chief Executive Officer.  "We ended the year strong, reporting record fourth quarter Adjusted EBITDA and Adjusted earnings per share, driven by a more than 2% increase in Americas pricing and substantially lower overall per-unit fleet costs."

“Looking forward, we are investing in our future and leveraging innovation to build on our position as a leading global provider of mobility solutions, while also focusing on improving our profitability today,” said De Shon.

Total Company

	Three Months Ended December 31,
$ millions	2018	2017	% change
Revenues	2,050	2,019	2%
Net Income	13	220	n/m
Adjusted EBITDA	142	140	1%
Adjusted Net Income	41	38	8%

n/m	not meaningful

•
Revenue grew 2% in the quarter, driven by a 3% increase in volume, partially offset by $32 million (2%) effect from currency exchange movements. A strong increase in Americas pricing was offset by a lower International performance

•	The Company delivered a 6% improvement in overall per-unit fleet costs in the quarter

•
For the quarter, net income was $13 million, the prior year benefiting from the 2017 Tax Act. Adjusted EBITDA increased 1% to a record $142 million and increased 4% excluding exchange rate effects. Adjusted net income grew 8% to $41 million, or $0.53 per diluted share, an 18% increase

Note: Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

Americas

	Three Months Ended December 31,
$ millions	2018	2017	% change
Revenues	1,404	1,382	2%
Adjusted EBITDA	123	107	15%

•	Revenues in the quarter improved 2% over the prior year with both higher commercial and leisure pricing

•	Per-Unit Fleet Costs were 7% lower driven by a strong used car market and a fourth quarter record number of cars sold through alternative disposition channels

•	Adjusted EBITDA increased 15% to a fourth quarter record $123 million and margin expanded by 100 basis points

"Our pricing for the quarter was the highest year-over-year increase since 2014 as we pursued rate over volume to drive higher value rentals”

-Joe Ferraro
President Americas

Note: Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

	Three Months Ended December 31,
$ millions	2018	2017	% change
Revenues	646	637	1%
Adjusted EBITDA	35	45	(22%)

•	Revenue growth in the quarter was driven by higher volume, partially offset by pressure on pricing and a $28 million (4%) impact from currency exchange

•	Per-Unit Fleet Costs were unchanged in the quarter and utilization improved by 40 basis points

•
Adjusted EBITDA was $35 million for the quarter, with increased volume, strong cost controls and the increased utilization offset by lower pricing and $3 million impact from currency exchange movements

“We improved utilization in the quarter and increased commercial volume double-digits, partially offset by the continued difficult pricing environment in Europe”

-Mark Servodidio
President International

Note: Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

Finance and Liquidity

During 2018, we amended the terms of our Floating Rate Term Loan due 2022 and Senior revolving credit facility maturing 2021 and extended the maturities to 2025 and 2023, respectively. We completed two five-year U.S. asset-backed note offerings totaling $950 million, extended our $2.7 billion asset-backed conduit facilities to November 2020, and increased the capacity of our €1.65 billion European rental fleet securitization to €1.8 billion and extended its maturity to 2021. We also issued €350 million of 4¾% euro-denominated Senior Notes due January 2026, the proceeds of which were used to redeem all $400 million of our outstanding 5⅛% Senior Notes due June 2022.

Our corporate debt was approximately $3,551 million at the end of the fourth quarter and cash and cash equivalents totaled $615 million.

Note: Corporate debt maturities exclude capital leases which are secured by liens on the related assets, short-term debt and current portion of long-term debt and $11 million per annum of Term Loan amortization, net of deferred financing fees.

Capital Allocation

We spent $91 million on tuck-in acquisitions in 2018, including acquiring Turiscar in Portugal, Morini in Italy and licensees in Germany, France and the U.S. We also purchased a 40% stake in our Avis and Budget licensee in Greece.

We repurchased 5.9 million of our common shares in 2018 at a cost of $200 million, including repurchasing 2.5 million shares in the fourth quarter at a cost of $71 million. Weighted average diluted shares outstanding (as used to calculate Adjusted diluted earnings per share) were 80.1 million at year end compared to 84.8 million in the prior year, a 6% year-over-year reduction.

Outlook
The Company's full-year 2019 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. The Company believes that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings measures and the degree of uncertainty associated with forecasting the reconciling items and amounts. The Company further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of such reconciling items could be significant to the Company’s future quarterly or annual results.

The Company today provides its 2019 guidance:

$ millions *	2019 Estimates
Revenues	$9,200 - $9,500
Adjusted EBITDA	$750 - $850
Adjusted pretax income	$350 - $450
Adjusted net income	$260 - $320
Adjusted diluted earnings per share	$3.35 - $4.20
Adjusted free cash flow	$250 - $300
* Excluding Adjusted diluted earnings per share.

Additional guidance details:

Americas

% change	vs prior year
Rental days	0.0% - 2.0%
Revenue per Day	0.5% - 2.5%
Per-Unit Fleet Costs per Month	1.0% - 3.0%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

% change	vs prior year
Rental days	3.0% - 6.0%
Revenue per Day	(1.0%) - (4.0%)
Per-Unit Fleet Costs per Month	0.0% - 2.0%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

Investor Conference Call
Avis Budget Group will host a conference call to discuss fourth quarter and full year results and its outlook on February 21, 2019, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (630) 395-0021 and providing the participant passcode 2995545. The supporting presentation will also be available at ir.avisbudgetgroup.com. Investors are encouraged to dial in approximately 10 minutes prior to the call. A replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will also be available from 11:00 a.m. (ET) on February 21, 2019 until 10:00 p.m. (ET) on March 21, 2019 at (402) 220-6430.

About Avis Budget Group
Avis Budget Group is a leading global provider of mobility solutions through our three most recognized brands, Avis, Budget and Zipcar, together with several other brands well recognized in their respective markets. We and our licensees operate in approximately 180 countries with more than 11,000 car and truck rental locations throughout the world. We generally maintain a leading share of airport car rental revenue in North America, Europe and Australasia, and we operate one of the leading truck rental businesses in the United States. Our Zipcar brand is one of the world’s leading car sharing businesses offering an alternative to traditional vehicle rental and ownership. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future fleet costs, acquisition synergies, cost-saving initiatives, cash flows and future share repurchases are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could effect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in economic conditions generally, particularly during our peak season and/or in key market segments, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our strategy for growth and cost savings. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events of circumstances.

Non-GAAP Financial Measures and Key Metrics
This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as other financial measures that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on

Table 1, Table 4, Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income(loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, is calculated on a per-month basis.

Share Repurchase Program
The Company’s share repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Katie McCall	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Income Statement and Other Items
Revenues	$2,050	$2,019	2%	$9,124	$8,848	3%
Income before income taxes	3	1	n/m	267	211	27%
Net income	13	220	n/m	165	361	n/m
Earnings per share - diluted	0.16	2.65	n/m	2.06	4.25	n/m

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	142	140	1%	781	735	6%
Adjusted pretax income	42	42	0%	398	346	15%
Adjusted net income	41	38	8%	292	242	21%
Adjusted earnings per share - diluted	0.53	0.45	18%	3.65	2.85	28%

	As of
	December 31, 2018	December 31, 2017
Balance Sheet Items
Cash and cash equivalents	$615	$611
Vehicles, net	11,474	10,626
Debt under vehicle programs	10,232	9,221
Corporate debt	3,551	3,599
Stockholders' equity	414	573

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Revenues
Americas	$1,404	$1,382	2%	$6,186	$6,100	1%
International	646	637	1%	2,938	2,748	7%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,050	$2,019	2%	$9,124	$8,848	3%

Adjusted EBITDA
Americas	$123	$107	15%	$558	$486	15%
International	35	45	(22%)	287	305	(6%)
Corporate and Other	(16)	(12)	n/m	(64)	(56)	n/m
Total Company	$142	$140	1%	$781	$735	6%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$2,050	$2,019	$9,124	$8,848

Expenses
Operating	1,078	1,059	4,639	4,472
Vehicle depreciation and lease charges, net	486	504	2,179	2,221
Selling, general and administrative	267	245	1,220	1,120
Vehicle interest, net	77	71	314	286
Non-vehicle related depreciation and amortization	66	65	256	259
Interest expense related to corporate debt, net:
Interest expense	49	46	188	188
Early extinguishment of debt	14	—	19	3
Restructuring and other related charges	8	11	22	63
Transaction-related costs, net	2	15	20	23
Impairment	—	2	—	2
Total expenses	2,047	2,018	8,857	8,637

Income before income taxes	3	1	267	211
Provision for (benefit from) income taxes	(10)	(219)	102	(150)
Net income	$13	$220	$165	$361

Earnings per share
Basic	$0.16	$2.70	$2.08	$4.32
Diluted	$0.16	$2.65	$2.06	$4.25

Weighted average shares outstanding
Basic	76.9	81.3	79.3	83.4
Diluted	77.6	82.7	80.1	84.8

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Americas

Rental Days (000’s)	24,648	24,774	(1%)	108,732	107,348	1%
Revenue per Day, excluding exchange rate effects (A)	$57.15	$55.78	2%	$56.99	$56.82	0%
Average Rental Fleet	395,607	393,509	1%	425,957	421,536	1%
Vehicle Utilization	67.7%	68.4%	(70) bps	69.9%	69.8%	10 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$289	$312	(7%)	$307	$330	(7%)

International

Rental Days (000’s)	13,692	12,311	11%	57,797	53,524	8%
Revenue per Day, excluding exchange rate effects (A)	$49.18	$51.71	(5%)	$49.95	$51.35	(3%)
Average Rental Fleet	213,719	193,297	11%	221,823	205,577	8%
Vehicle Utilization	69.6%	69.2%	40 bps	71.4%	71.3%	10 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$232	$232	0%	$224	$223	0%

Total

Rental Days (000’s)	38,340	37,085	3%	166,529	160,872	4%
Revenue per Day, excluding exchange rate effects (A)	$54.30	$54.43	0%	$54.55	$55.00	(1%)
Average Rental Fleet	609,326	586,806	4%	647,780	627,113	3%
Vehicle Utilization	68.4%	68.7%	(30) bps	70.4%	70.3%	10 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$269	$286	(6%)	$279	$295	(5%)
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Americas

Revenue per Day	$56.93	$55.78	2%	$56.89	$56.82	0%
Per-Unit Fleet Costs per Month	$288	$312	(8%)	$307	$330	(7%)

International

Revenue per Day	$47.22	$51.71	(9%)	$50.84	$51.35	(1%)
Per-Unit Fleet Costs per Month	$223	$232	(4%)	$229	$223	3%

Total

Revenue per Day	$53.46	$54.43	(2%)	$54.79	$55.00	0%
Per-Unit Fleet Costs per Month	$265	$286	(7%)	$280	$295	(5%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Year Ended December 31, 2018
Operating Activities
Net cash provided by operating activities	$2,609

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(349)
Net cash used in investing activities of vehicle programs	(3,077)
Net cash used in investing activities	(3,426)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(262)
Net cash provided by (used in) financing activities of vehicle programs	929
Net cash provided by (used in) financing activities	667

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(16)
Net change in cash and cash equivalents, program and restricted cash	(166)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	901
Cash and cash equivalents, program and restricted cash, end of period (B)	$735

_______
(A)	Consists of cash and cash equivalents of $611 million, program cash of $283 million and restricted cash of $7 million.
(B)	Consists of cash and cash equivalents of $615 million, program cash of $115 million and restricted cash of $5 million.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Year Ended December 31, 2018
Income before income taxes	$267
Add-back of non-vehicle related depreciation and amortization	256
Add-back of debt extinguishment costs	19
Add-back of transaction-related costs	20
Add-back of non-operational charges related to shareholder activist activity	9
Working capital and other	(4)
Capital expenditures	(231)
Tax payments, net of refunds	(53)
Vehicle programs and related (D)	147
Adjusted Free Cash Flow	430

Acquisition and related payments, net of acquired cash (E)	(124)
Borrowings, net of debt repayments	(34)
Transaction-related payments	(13)
Non-operational payments related to shareholder activist activity	(9)
Repurchases of common stock	(216)
Change in program cash	(164)
Change in restricted cash	(1)
Foreign exchange effects, financing costs and other	(35)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(166)

_______
(C)	See Appendix I for a definition of Adjusted Free Cash Flow.
(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(E)
Includes equity method investment of $37 million in our licensee in Greece, and excludes $4 million of vehicles purchased as part of a domestic licensee, which was financed through incremental vehicle-backed borrowings.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Year Ended December 31, 2018
Net cash provided by operating activities (per above)	$2,609
Investing activities of vehicle programs	(3,077)
Financing activities of vehicle programs	929
Capital expenditures	(231)
Proceeds received on asset sales	17
Change in program cash	164
Change in restricted cash	1
Acquisition-related payments	(4)
Non-operational payments related to shareholder activist activity	9
Transaction-related payments	13
Adjusted Free Cash Flow (per above)	$430

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income, income before income taxes and diluted earnings per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended December 31,
Reconciliation of net income to Adjusted EBITDA:		2018	2017

	Net income	$13	$220
	Benefit from income taxes	(10)	(219)
	Income before income taxes	3	1

	Add certain items:
	Acquisition-related amortization expense	15	13
	Early extinguishment of debt	14	—
	Restructuring and other related charges	8	11
	Transaction-related costs, net	2	15
	Impairment	—	2
	Adjusted pretax income	42	42

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	51	52
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	49	46
	Adjusted EBITDA	$142	$140

Reconciliation of net income to adjusted net income:

	Net income	$13	$220
	Add certain items, net of tax:
	Acquisition-related amortization expense	10	9
	Early extinguishment of debt	10	—
	Restructuring and other related charges	6	8
	Transaction-related costs, net	2	13
	Impairment	—	1
	Income tax provision from the Tax Act (A)	—	(213)
	Adjusted net income	$41	$38

	Earnings per share - Diluted	$0.16	$2.65

	Adjusted diluted earnings per share	$0.53	$0.45

	Shares used to calculate Adjusted diluted earnings per share	77.6	82.7

_______
(A)
In 2017, as a result of the Tax Cuts and Jobs Act (the "Tax Act"), the adjustment of deferred taxes due to the change in corporate tax rates and recognition of incremental tax expense related to cumulative foreign earnings were a benefit of $317 million and a provision of $104 million, respectively, representing the estimated impact.

Table 5 (page 2 of 2)

		Year Ended December 31,
Reconciliation of net income to Adjusted EBITDA:		2018	2017

	Net income	$165	$361
	Provision for (benefit from) income taxes	102	(150)
	Income before income taxes	267	211

	Add certain items:
	Acquisition-related amortization expense	61	58
	Restructuring and other related charges	22	63
	Transaction-related costs, net	20	23
	Early extinguishment of debt	19	3
	Non-operational charges related to shareholder activist activity (A)	9	—
	Impairment	—	2
	Charges for legal matter, net (B)	—	(14)
	Adjusted pretax income	398	346

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	195	201
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	188	188
	Adjusted EBITDA	$781	$735

Reconciliation of net income to Adjusted net income:

	Net income	$165	$361
	Add certain items, net of tax:
	Acquisition-related amortization expense	43	39
	Restructuring and other related charges	17	41
	Transaction-related costs, net	16	19
	Early extinguishment of debt	14	2
	Non-operational charges related to shareholder activist activity	7	—
	Impairment	—	1
	Charges for legal matter, net	—	(8)
	Income tax provision from the Tax Act (C)	30	(213)
	Adjusted net income	$292	$242

	Earnings per share - Diluted	$2.06	$4.25

	Adjusted diluted earnings per share	$3.65	$2.85

	Shares used to calculate Adjusted diluted earnings per share	80.1	84.8

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.
(C)
In 2018, as a result of the Tax Act, the adjustment of incremental tax expense related to cumulative foreign earnings initially recorded in the fourth quarter of 2017. In 2017, as a result of the Tax Act, the adjustment of deferred taxes due to the change in corporate tax rates and recognition of incremental tax expense related to cumulative foreign earnings were a benefit of $317 million and a provision of $104 million, respectively, representing the estimated impact.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,404	$646	$2,050	$1,382	$637	$2,019
Currency exchange rate effects	4	28	32	—	—	—
Revenue excluding exchange rate effects	$1,408	$674	$2,082	$1,382	$637	$2,019
Rental days (000's)	24,648	13,692	38,340	24,774	12,311	37,085
RPD excluding exchange rate effects (in $'s)	$57.15	$49.18	$54.30	$55.78	$51.71	$54.43

Vehicle Utilization
Rental days (000's)	24,648	13,692	38,340	24,774	12,311	37,085
Average rental fleet	395,607	213,719	609,326	393,509	193,297	586,806
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	36,396	19,662	56,058	36,203	17,783	53,986
Vehicle utilization	67.7%	69.6%	68.4%	68.4%	69.2%	68.7%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$342	$144	$486	$369	$135	$504
Currency exchange rate effects	1	5	6	—	—	—
	$343	$149	$492	$369	$135	$504
Average rental fleet	395,607	213,719	609,326	393,509	193,297	586,806
Per-unit fleet costs (in $'s)	$866	$696	$806	$937	$697	$858
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$289	$232	$269	$312	$232	$286

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$6,186	$2,938	$9,124	$6,100	$2,748	$8,848
Currency exchange rate effects	10	(51)	(41)	—	—	—
Revenue excluding exchange rate effects	$6,196	$2,887	$9,083	$6,100	$2,748	$8,848
Rental days (000's)	108,732	57,797	166,529	107,348	53,524	160,872
RPD excluding exchange rate effects (in $'s)	$56.99	$49.95	$54.55	$56.82	$51.35	$55.00

Vehicle Utilization
Rental days (000's)	108,732	57,797	166,529	107,348	53,524	160,872
Average rental fleet	425,957	221,823	647,780	421,536	205,577	627,113
Number of days in period	365	365	365	365	365	365
Available rental days (000's)	155,474	80,966	236,440	153,861	75,035	228,896
Vehicle utilization	69.9%	71.4%	70.4%	69.8%	71.3%	70.3%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$1,568	$611	$2,179	$1,671	$550	$2,221
Currency exchange rate effects	1	(13)	(12)	—	—	—
	$1,569	$598	$2,167	$1,671	$550	$2,221
Average rental fleet	425,957	221,823	647,780	421,536	205,577	627,113
Per-unit fleet costs (in $'s)	$3,684	$2,693	$3,345	$3,965	$2,672	$3,541
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$307	$224	$279	$330	$223	$295

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Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity and income taxes. Net charges for unprecedented personal-injury legal matters are recorded within operating expenses in our consolidated statement of operations. We have revised our definition of Adjusted EBITDA to exclude non-operational charges related to shareholder activist activity. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated statement of operations. We did not revise prior years’ Adjusted EBITDA amounts because there were no costs similar in nature to these costs. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $11 million and $10 million in fourth quarter 2018 and 2017, respectively, and totaling $43 million and $34 million in the year ended December 31, 2018 and 2017, respectively.

We and our management believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We and our management believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude non-operational charges related to shareholder activist activity. We did not revise prior years’ Adjusted Free Cash Flow amounts because there were no costs similar in nature to these costs. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Leverage
Represents corporate debt, minus cash and cash equivalents, divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.